Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rubber Leaf Inc

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated March 27, 2024, relating to the consolidated financial statements of Rubber Leaf Inc, which is included in the Registration Statement on the Form S-1 Amendment No. 1.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ Simon & Edward, LLP

Rowland Heights, California

April 19, 2024